Exhibit Index



Exhibit 99(1)




FOR IMMEDIATE RELEASE                                             CONTACT
January 21, 1998                                                  Tom Clark
                                                                 202-872-7700


                 FARMER MAC ANNOUNCES FAVORABLE RESULTS FOR 1997


      Washington, D.C. -- The Federal Agricultural Mortgage Corporation (Farmer Mac, NASDAQ: FAMCA and FAMCK) today reported net income of $4.6 million for 1997 and $1.3 million for fourth quarter 1997. Net income for 1997 and fourth quarter 1997 includes a $250 thousand tax benefit associated with the future use of operating losses incurred in prior years. Excluding the effect of the tax benefit, net income would have been $4.4 million for 1997, an increase of $3.6 million compared to net income of $777 thousand for 1996, and $1.0 million for fourth quarter 1997, compared to $1.2 million for third quarter 1997 and $14 thousand for fourth quarter 1996.

      Diluted earnings per share for 1997 and fourth quarter 1997 were $0.46 and $0.12, respectively, for Classes A and B common stock and $1.39 and $0.37, respectively, for Class C common stock. Excluding the effect of the foregoing tax benefit, earnings per share for 1997 would have been $0.44 for Classes A and B common stock and $1.31 for Class C common stock, as compared to $0.14 and $0.43, respectively, for 1996. Similarly, earnings per share for fourth quarter 1997 would have been $0.10 for Classes A and B common stock and $0.30 for Class C common stock, as compared to $0.12 and $0.36, respectively, for third quarter 1997 and $0.00 and $0.01, respectively, for fourth quarter 1996. Earnings per share reflect the 3-to-1 dividend and liquidation preference accorded to Class C common stock compared to Classes A and B common stock, as well as the 400,000 share Class C common stock offering completed in November 1997.

      Farmer Mac's president and chief executive officer, Henry D. Edelman, observed that "the Board and management are pleased with the Corporation's year-end financial results. During 1997, Farmer Mac made significant progress developing its programs and continued building shareholder value through profitable operations. Fourth quarter net income (excluding the tax benefit) was up significantly from the comparable period in 1996, but down modestly from the third quarter of 1997, as a result of quarter-to-quarter fluctuations in loan purchases and issuances of guaranteed securities. Management expects those fluctuations to continue as long as Farmer Mac remains in the developmental phase of implementing its 1996 revised legislative authorities. A relatively small number of active participants continue to be the major producers in the Farmer Mac I seller network, which tends to amplify quarterly fluctuations in securitization transactions. As Farmer Mac's seller network expands and a greater number of larger and more active participants sell loans into the program, management anticipates that quarterly fluctuations should diminish."

      "Due, in part, to the longer than expected lead-time between marketing initiatives and the commencement of seller activities, Farmer Mac's loan purchase volume has not been increasing as rapidly as management anticipated following the passage of the Corporation's revised legislative authorities," Mr. Edelman noted. "Loan volume continues to be the primary focus of Farmer Mac's current program development efforts. Aggressive efforts have been undertaken to boost near-term volume, including the expansion of the number of field representatives marketing the program and providing customer service support, and the recruitment into the program of new sellers, particularly mortgage bankers and other non-traditional agricultural mortgage lenders, who have the potential to generate large volumes of business and are receptive to the securitization of loans through Farmer Mac. We believe that Farmer Mac made good overall progress in 1997 and laid a foundation for the growth of program volume during 1998."

Net Interest Income

      Net interest income totaled $7.2 million for 1997 compared to $2.7 million for 1996. Net interest income for fourth quarter 1997 was $2.0 million, up slightly from third quarter 1997 and an increase of $1.2 million compared to fourth quarter 1996. The increases in net interest income compared to 1996 were attributable to increases in the balance of program (Farmer Mac I and II securities and loans held for securitization) and non-program (cash and cash equivalents and investments) assets. The increase in the balance of non-program assets was due to expansion of Farmer Mac's debt issuance program beginning in early 1997 to improve spreads on its debt and mortgage-backed securities (and, thereby, the mortgage rates available to farmers and ranchers) by increasing its market presence and investor recognition of its securities.

Other Income

      Other income totaled $5.2 million for 1997, an increase of $2.4 million compared to $2.8 million for 1996. The increase in other income was due to increases in guarantee fee income and the gain on issuance of agricultural mortgage-backed securities (AMBS). Guarantee fee income increased from $1.6 million for 1996 to $2.6 million for 1997, as the outstanding balance of guaranteed securities increased from $631.3 million at December 31, 1996 to $842.9 million at December 31, 1997. Gain on issuance of AMBS totaled $2.4 million for 1997 compared to $1.1 million for 1996. Farmer Mac issued $197.5 million of AMBS in 1997 compared to $149.3 million in 1996.

      Other income totaled $989 thousand for fourth quarter 1997, compared to $1.3 million for third quarter 1997 and $657 thousand for fourth quarter 1996. Guarantee fee income totaled $718 thousand for fourth quarter 1997, compared to $725 thousand for third quarter 1997 and $492 thousand for fourth quarter 1996. During fourth quarter 1997, Farmer Mac issued $25.6 million of AMBS resulting in a $251 thousand gain. Farmer Mac issued $50.9 million and $27.5 million of AMBS during third quarter 1997 and fourth quarter 1996, respectively. Gains resulting from those issuances totaled $592 thousand and $156 thousand, respectively.

Other Expenses

      Other expenses totaled $7.8 million for 1997 compared to $5.1 million for 1996. For fourth quarter 1997, other expenses totaled $1.9 million compared to $2.1 million for third quarter 1997 and $1.4 million for fourth quarter 1996. The increases compared to 1996 were attributable to increased compensation and other costs related to expanded operations under Farmer Mac's revised legislative authorities. Farmer Mac's provision for losses, a component of other expenses, totaled $990 thousand for 1997 and $210 thousand for fourth quarter
1997, compared to $262 thousand for 1996 and $61 thousand for fourth quarter 1996 and $260 thousand for third quarter 1997.

Income Tax Benefit

      As a result of the use of net operating loss carryforwards, including a $250 thousand tax benefit associated with the future use of operating losses incurred in prior years, Farmer Mac recorded tax benefits of $115 thousand for 1997 and $219 thousand for fourth quarter 1997. If profits continue at current levels, all of Farmer Mac's remaining net operating loss carryforwards would be utilized in 1998, resulting in a higher effective tax rate for the year.

Credit

      At December 31, 1997, loans 90 days or more past due, in bankruptcy or in foreclosure represented 0.26 percent of the principal amount of all loans underlying Farmer Mac guaranteed securities, compared to 0.73 percent at December 31, 1996. Farmer Mac's allowance for losses on guaranteed securities totaled $1.6 million at December 31, 1997 compared to $655 thousand at December 31, 1996.

Capital

      Farmer Mac's capital was $75.1 million at December 31, 1997, compared with $47.2 million at December 31, 1996. Farmer Mac issued 400 thousand shares of
Class C non-voting common stock on November 26, 1997, which generated approximately $23.0 million in new equity capital. At December 31, 1997 and 1996, Farmer Mac's capital balances were in excess of regulatory minimum capital requirements.

Forward-Looking Statements

      In addition to historical information, this release includes forward-looking statements reflecting management's current expectations as to Farmer Mac's future business prospects, business development and financial results. Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. Some of the important factors that could cause Farmer Mac's actual results to differ materially from management's expectations include uncertainties regarding the rate and direction of development of the secondary market for agricultural mortgage loans, as well as the possible establishment of additional statutory or regulatory restrictions applicable to Farmer Mac, such as the imposition of regulatory risk-based capital requirements in excess of statutory minimum and critical capital levels or restrictions on Farmer Mac's investment authority. These and other factors are discussed in detail under the caption "Risk Factors" in the Offering Circular included as an exhibit to Farmer Mac's current report on Form 8-K filed with the Securities and Exchange Commission on December 9, 1997. The forward-looking statements contained herein represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of any revisions to the forward-looking statements made herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.

      Farmer Mac is a federally-chartered instrumentality of the United States created by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, and to facilitate capital market funding for U.S. Department of Agriculture guaranteed farm program and rural development loans. Farmer Mac's Class A and Class C common stocks are traded on NASDAQ under the symbols FAMCA and FAMCK, respectively. Additional information about Farmer Mac (as well as the Form 8-K referenced above) is available on Farmer Mac's web page at www.farmermac.com.







                                                Dec. 31,       Dec. 31,
                                                  1997           1996
                                               -----------    -----------
                                               (unaudited)    (audited)
Assets:
Cash and cash equivalents                       $ 177,617       $ 68,912
Investment securities                             656,264         81,280
Farmer Mac I and II securities                    442,311        419,260
Loans held for securitization                      47,177         12,999
Interest and guarantee fees receivable             21,442         15,566
Other investments                                     473          4,519
Prepaid expenses and other assets                   2,851            568
                                               -----------    -----------
   Total Assets                                $ 1,348,135     $ 603,104
                                               ===========    ===========

Liabilities and Stockholders' Equity:
Debentures, notes and bonds, net:
  Due within one year                           $ 856,028      $ 259,164
  Due after one year                              402,803        287,128
Accrued interest payable and other liabilities     12,598          8,952
Allowance for losses on guaranteed
  securities                                        1,645            655
                                               -----------    -----------
   Total Liabilities                            1,273,074        555,899

Stockholders' Equity                               75,061         47,205
                                               -----------    -----------
   Total Liabilities and Stockholders' Equity  $ 1,348,135     $ 603,104
                                               ===========    ===========






                                    * * * * *

                  Federal Agricultural Mortgage Corporation
                      Consolidated Statements of Income
                  (in thousands, except per share amounts)

                                     Quarter Ended            Year Ended
                                  --------------------    --------------------
                                  Dec. 31,   Dec. 31,     Dec. 31,   Dec. 31,
                                    1997       1996        1997        1996
                                  ---------  ---------    --------   ---------
                                  (unaudited)(unaudited)  (unaudited)(audited)
Interest income:
  Farmer Mac I and II securities   $ 7,929    $ 7,461     $ 47,371   $ 29,672
  Investments and cash equivalents  14,013      2,151      30,541       6,964
  Loans held for securitization        689        249       2,241         717
                                  ---------  ---------    --------   ---------
Total interest income               22,631      9,861      80,153      37,353

Interest expense                    20,625      9,076      72,992      34,623
                                  ---------  ---------    --------   ---------

Net interest income                  2,006        785       7,161       2,730

Other income:
  Guarantee fees                       718        492       2,575       1,623
  Gain on issuance of AMBS, net        251        156       2,362       1,070
  Miscellaneous                         20          9         253          63
                                  ---------  ---------    --------   ---------
Total other income                     989        657       5,190       2,756

                                  ---------  ---------    --------   ---------
Total revenue                        2,995      1,442      12,351       5,486

Other expenses:
  Compensation and employee benefits   775        640       3,422       2,361
  Professional fees                    340        136       1,500         828
  Board of Directors fees and expenses 164         84         212         320
  Regulatory fees                       80         35         331         250
  General and administrative           367        460       1,385       1,060
  Provision for losses                 210         61         990         262
                                  ---------  ---------    --------   ---------
Total other expenses                 1,936      1,416       7,840       5,081

                                  ---------  ---------    --------   ---------
Income (loss) before income tax
  and extraordinary item             1,059         26       4,511         405

Provision for income taxes            (219)        12        (115)         12
                                  ---------  ---------    --------   ---------

Income before extraordinary item     1,278         14       4,626         393


Extraordinary gain from early
  extinguishment of debt                 -          -           -         384
                                  ---------  ---------    --------   ---------



Net income                        $  1,278  $      14    $ 4,626    $     777
                                  =========  =========    ========   =========

Earnings per Class A and B
  Voting Common Stock:
  Basic earnings before
   extraordinary item                  $ 0.13     $ -         $ 0.48      $ 0.07
  Basic net earnings                   $ 0.13     $ -         $ 0.48      $ 0.15

  Diluted earnings defore
   extraordinary item                  $ 0.12     $ -         $ 0.46      $ 0.07
  Diluted net earnings                 $ 0.12     $ -         $ 0.46      $ 0.14

Earnings per Class C Non-Voting
 Common Stock:
  Basic earnings before
   extraordinary item                  $ 0.38     $ 0.01      $ 1.44      $ 0.22
  Basic net earnings                   $ 0.38     $ 0.01      $ 1.44      $ 0.44

  Diluted earnings before
  extraordinary item                   $ 0.37     $ 0.01      $ 1.39      $ 0.22
  Diluted net earnings                 $ 0.37     $ 0.01      $ 1.39      $ 0.43

                  Federal Agricultural Mortgage Corporation
                            Supplemental Information

      The following tables set forth quarterly activity regarding: mandatory commitments to purchase loans; purchases of loans; AMBS issuances; delinquencies; and outstanding guaranteed securities issued under the Farmer Mac I and II Programs.


                  Mandatory Commitments to Purchase Loans
-----------------------------------------------------------------------------
                             Fixed Rate Loans
                     -------------------------------
                     10 and     7 Year        5 Year    1,3 and 5  Part-Time
For the              15 Year    Balloon      Balloon    Year ARMs    Farm     Total
quarter ended:
                     --------------------------------------------------------------
                                     (Dollars in Thousands)
December 31, 1997    $ 22,465  $    -      $  11,157 $   14,513    $ 575  $ 48,710
September 30, 1997     23,066       -         18,116      5,982        -    47,164
June 30, 1997          19,196   2,485         54,980      9,283        -    85,944
March 31, 1997         37,471       -         14,234      3,325        -    55,030
December 31, 1996      15,417       -         11,693          -        -    27,110

                    --------------------------------------------------------------
                     $117,615 $ 2,485       $110,180    $33,103   $  575  $263,958


                            Purchases of Loans
-----------------------------------------------------------------------------
                           Fixed Rate Loans
                      -------------------------------
                       10 and     7 Year    5 Year    1,3 and 5 Part-Time
For the                15 Year    Balloon   Balloon  Year ARMs    Farm     Total
quarter ended:
                    ------------------------------------------------------------
                             (Dollars in Thousands)
December 31, 1997    $ 27,753  $    -       $ 11,250 $   9,674   $  310 $  48,987
September 30, 1997     19,300       -         19,978     6,800        -    46,078
June 30, 1997          26,325   2,485         53,483     8,990        -    91,283
March 31, 1997         29,647       -         13,678       840        -    44,165
December 31, 1996      22,299       -         14,006         -        -    36,305

                   --------------------------------------------------------------
                     $125,324  $ 2,485      $112,395  $ 26,304    $ 310  $266,818




                               AMBS Issuances
-----------------------------------------------------------------------------
                               Fixed Rate Loans
                         -------------------------------
                         10 and   7 Year       5 Year    1,3 and 5 Part-Time
For the                  15 Year    Balloon    Balloon  Year ARMs    Farm     Total
quarter ended:
                        --------------------------------------------------------------
                                    (Dollars in Thousands)
December 31, 1997        $ 16,373  $       -   $  9,256   $   -    $  -       $ 25,629
September 30, 1997         26,186          -     24,697       -       -         50,883
June 30, 1997              57,569      2,485     11,578       -       -         71,632
March 31, 1997             32,255          -     17,105       -       -         49,360
December 31, 1996          16,766          -     10,702       -       -         27,468

                         --------------------------------------------------------------
                         $149,149   $  2,485  $ 73,338    $   -    $  -       $224,972




                     Delinquencies (1)
------------------------------------------------------------
                         Farmer Mac I
                  ---------------------------
As of:                AMBS       Other (2)        Total
                  ------------- -------------  -------------
December 31, 1997      -             0.66%          0.26%
September 30, 1997     0.29%         0.93%          0.57%
June 30, 1997          -             0.21%          0.10%
March 31, 1997         -             0.66%          0.39%
December 31, 1996      -             1.11%          0.73%

(1) Includes  loans 90 days or more past due, in  foreclosure  or in bankruptcy.

(2) Includes loans underlying securities issued prior to the 1996 enactment of the Corporation's revised legislative authorities. These securities are supported by unguaranteed subordinated interests, which represented 10% of the initial balance of the loans underlying the securities at issuance.


                Outstanding Guaranteed Mortgage Securities
---------------------------------------------------------------------------
                       Farmer Mac I        Farmer                  Held in
As of:               AMBS      Other (1)   Mac II       Total    Portfolio (2)
                  ---------------------------------- ----------------------
                                  (Dollars in Thousands)

December 31, 1997  $341,213    $228,904   $272,777    $842,894   $433,807
September 30, 1997  316,214     234,085    263,228     813,527    427,395
June 30, 1997       266,838     243,775    244,502     755,115    418,002
March 31, 1997      195,792     252,134    224,197     672,123    403,685
December 31, 1996   148,918     271,341    211,024     631,283    405,253

(1)Includes securities issued prior to the 1996 enactment of the Corporation's revised legislative authorities. These securities are supported by unguaranteed subordinated interests, which represented 10% of the initial balance of the loans underlying the securities at issuance.

(2) Included in total outstanding guaranteed mortgage securities.